UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 7, 2011

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2280 Schuetz Road St. Louis MO	63146
(Address of principal executive offices)	(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 7, 2011, the Audit Committee of the Board of Directors of K-V Pharmaceutical Company (the “Company”), upon recommendation from the Company’s management, concluded that certain previously issued financial statements did not include the proper treatment and classification for the embedded derivative feature of warrants issued in November 2010 and March 2011. Specifically, the warrants were misclassified as equity instead of as liabilities. Therefore, the Company will restate and amend previous filings as a result of the misapplication of accounting guidance relating to non-standard anti-dilution provisions in the warrants. In the restated financial statements, the warrants will be classified as liabilities beginning with the date they were first issued in November 2010 or March 2011, as applicable, with changes in the fair value being recorded as non-cash income or expense in each reporting period. However, the non-cash adjustments to correct the previous treatment and classification, in all of the affected periods, will not impact the amounts previously reported for the Company’s cash and cash equivalents, operating expenses, operating losses or cash flows.

Consequently, the Company will file an amended Annual Report on Form 10-K/A for the fiscal year ended March 31, 2011 that will contain restated financial statements for the fiscal year ended March 31, 2011, and amended Quarterly Reports on Forms 10-Q/A for the quarters ended December 31, 2010 and June 30, 2011, respectively, that will contain restated financial statements for each affected quarter. The Company expects to file all of these amended public reports within the next 30 days. Until such amended filings are made, the original filings for those periods should not be relied upon.

As a result of the foregoing, the registrant was not able to complete its Form 10-Q for the quarter periods ended September 30, 2011 by its due date of November 9, 2011 without unreasonable effort and expense. The Company expects to file this Form 10-Q with the SEC as soon as practicable after filing the amended filings described above, and, in any case, within five days of such filings.

The Company and its Audit Committee have discussed the matters reported in this report with its independent public accounting firm, BDO USA, LLP.

Item 7.01	Regulation FD Disclosure.

On November 8, 2011, the Company issued a press release announcing the updated Makena® performance metrics and the matter described in Item 4.02(a) above. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 8, 2011, the Company issued a press release announcing that independent laboratory testing demonstrated important quality differences between the Company’s FDA-approved Makena® product and compounded 17P formulations. The press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated November 8, 2011 issued by K-V Pharmaceutical Company.

99.2	Press Release dated November 8, 2011 issued by K-V Pharmaceutical Company.

The Company will post this Report on its Internet website at www.kvpharmaceutical.com. References to the Company’s website address are included in this Report and the press release only as inactive textual references and the Company does not intend them to be active links to its website. Information contained on the Company’s website does not constitute part of this Report or the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2011

K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
VP, General Counsel and Secretary